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                                                                 EXHIBIT 10.9(f)

                            SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (hereinafter "Amendment") is made this fifth day of January 2001, by and between McCANDLESS LIMITED, a California limited partnership (Landlord") and NOVACEPT, a California corporation formerly known as Envision Surgical Systems, Inc. ("Tenant").

                                    RECITALS

         A. Tenant currently leases from Landlord approximately eleven thousand four hundred and sixty-one (11,461) square feet of space (the "Premises") of which approximately eight thousand six hundred and fifty (8,650) square feet of space is located at 1047 Elwell Court, Palo Alto, California (the "1047 Elwell Space") and approximately two thousand eight hundred and eleven (2,811) square feet of additional space is located at 1056 Elwell Court, Palo Alto (the "1056 Elwell Space") pursuant to that certain lease dated August 26, 1993 as amended by the First Amendment To Lease dated July 8, 1996, the Second Amendment To Lease dated May 13, 1998, the Third Amendment To Lease dated July 13, 1999, the Fourth Amendment To Lease dated August 4, 2000 and the Fifth Amendment To Lease dated September 30, 2000 ("Lease").

         B. The term of the Lease expires on December 31, 2000 and Tenant desires to extend the term of the Lease respecting the 1047 Elwell Space for three (3) additional years and to extend the term respecting the 1056 Elwell Space for six (6) additional months.

         C. Landlord is willing to so extend the term of the Lease on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Term. The term of the Lease respecting the 1047 Elwell Space is hereby extended for three additional years, so that the term of the Lease shall extend from January 1, 2001 to, and shall include, December 31, 2003. The term of the Lease respecting the 1056 Elwell Space is hereby extended for six (6) additional months, on a month to month basis from January 1, 2001 to, and including, June 30, 2001 or sooner. The period commencing on January 1, 2001 and ending on December 31, 2003 is referred to herein as the Sixth Extended Term.

         2. Square Footage. Upon the June 30, 2001 expiration of the term respecting the 1056 Elwell Space, Tenant shall vacate the 1056 Elwell Space and the square footage of the Premises shall be reduced from approximately eleven thousand four hundred and sixty-one (11,461) square feet to approximately eight thousand six hundred and fifty (8,650) square feet

         3. Basic Rent. The monthly basic rent as described in Paragraphs 4 (a) and 5 of the Lease shall continue to be sixty three thousand and thirty-five and 50/100 dollars ($63,035.50) per month. The calculation for such basic rent is reached by multiplying 11,461 square feet by $5.50 per square foot. Upon the June 30, 2001 or sooner expiration of the term respecting, and Tenant's relinquishment and surrender of, the 1056 Elwell Space, the monthly basic rent shall be reduced to forty-seven thousand five hundred and seventy-five and 00/100 dollars ($47,575.00) per month, (8,650 square feet x $5.50 per square foot).

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         4. Adjustments to Basic Rent. The monthly basic rent shall be increased annually by five percent (5%) and otherwise adjusted as follows

January 1, 2001 through June 30, 2001 or sooner        $63,035.50 per month

July 1, 2001 or sooner through December 31, 2001       $47,575.00 per month

January 1, 2002 through December 31, 2002              $49,953.75 per month

January 1, 2003  through December 31, 2003             $52,451.44 per month

         5. Basic Rent Credit. Notwithstanding the above, Tenant shall be granted a ten thousand dollar ($10,000.00) credit applicable towards basic rent to offset the cost of new carpeting, interior painting and other interior improvements desired by Tenant. Such credit shall be applicable in the first month following the completion of such interior improvement work exceeding $10,000 in cost in the aggregate.

         6. Common Area Charges. Tenant shall continue to pay its proportionate share of common area charges as set forth in paragraphs 5 (b) and 16 of the Lease and paragraph 5 of the Second Amendment To Lease. Upon the June 30, 2001 expiration of the term respecting, and Tenant's surrender of, the 1056 Elwell Space, Tenant shall pay no common area charges for the 1056 Elwell Space and Tenant's proportionate share of common area charges for the 1047 Elwell Space shall be 55.52% of the common area charges allocable to the building in which the 1047 Elwell Space is located as described in paragraphs 5 (b) and 16 of the Lease.

         7. Brokers. Each party represents that it has not had any dealings with any real estate broker, finder or other person with respect to this Amendment, and that there are no leasing commissions to be paid by Landlord or Tenant in connection with this transaction. Each party hereto shall hold harmless the other party from all damages, loss or liability resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom such party has dealt, or purportedly has dealt, in connection with this transaction.

         8. Restatement of Other Lease Terms. Except as specifically modified herein, all other terms, covenants and conditions of the Lease, including Tenant's obligation to pay common area charges, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:                                   TENANT:

McCANDLESS LIMITED,                         NOVACEPT, a California corporation
a California limited partnership            formerly known as Envision Surgical
                                            Systems, Inc.

By: /s/ Sandra M. Simons                     By: /s/ D.R. Nathe
-------------------------------------       ------------------------------------
Sandra Simons, as Trustee under the                     (Signature)
March 17,1998 Restatement of the
Charles S. McCandless and Jean A.           D.R. Nathe
McCandless Inter Vivos Trust Agreement      ------------------------------------
dated January 25, 1977, as amended by                 (Printed Name)
amendments dated April 14, 1998 and
July 27, 1999, a General Partner            VP Operations
                                            ------------------------------------
                                                         (Title)

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                                   EXHIBIT A

                                  [FLOOR PLAN]